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                                                                Exhibit 3.i(y)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               KCL HOLDINGS, INC.

         KCL Holdings, Inc., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), and incorporated on August 18, 1987 (under the name S & P U.S., Inc.), DOES HEREBY
CERTIFY:

         1. That the Board of Directors of the Corporation, by unanimous written consent without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware adopted a resolution amending and restating the Corporation's Certificate of Incorporation in its entirety as follows:

         FIRST: The name of the Corporation is KCL HOLDINGS, INC.

         SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time ("GCL").

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Three Hundred One Thousand and Ten (301,010) shares, consisting of: Three Hundred Thousand (300,000) shares of Series A Preferred Stock, $100 par value (the "Series A Preferred Stock"), Ten
(10) shares of Class A Preferred Stock, $1,000,000 par value ("Class A Preferred Stock"), and One Thousand (1,000) shares of common stock, no par value ("Common Stock").

    (1) As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings:

         (a) "BOARD" shall mean the board of directors of the Corporation;

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         (b) "CLASS A LIQUIDATION VALUE" of a share of Class A Preferred Stock shall mean at any given date of determination with respect to any given holder of Class A Preferred Stock the sum of (x) the par value of such share, and (y) the amount of all unpaid cumulative dividends an such share.

         (c) "CLASS A ORIGINAL ISSUE DATE" of a share of Class A Preferred Stock shall mean the date on which the first share of Class A Preferred Stock was originally issued.

         (d) "CLASS A REDEMPTION DATE" of a share of Class A Preferred Stock shall mean each date fixed for redemption of Class A Preferred Stock as determined pursuant to Subsection (4)(e) hereof.

         (e) "CORPORATION" shall mean KCL Holdings, Inc.;

         (f) "SERIES A LIQUIDATION VALUE" of a share of Series A Preferred Stock shall mean at any given date of determination with respect to any given holder of Series A Preferred Stock the sum of (x) the par value of such share and (y) the amount of all unpaid cumulative dividends on such share.

         (g) "SERIES A ORIGINAL ISSUE DATE" of a share of Series A Preferred Stock shall mean the date on which the first share of Series A Preferred Stock was originally issued.

         (h) "SERIES A REDEMPTION DATE" of a share of Series A Preferred Stock shall mean each date fixed for redemption of Series A Preferred Stock as determined pursuant to Subsection (3)(e) hereof.

         (i) "SUBSIDIARY" shall mean any corporation, at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one of more Subsidiaries.

    (2) Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings.

    (3) The Series A Preferred Stock shall have the following rights, powers, preferences and characteristics:

         (a) DESIGNATION. This class is designated as the Series A Preferred Stock of the Corporation. Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock. All


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    shares of the Series A Preferred Stock shall be subordinate to the Class
    A Preferred Stock in respect of the right to receive dividends and payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         (b) DIVIDENDS.

                 (i) The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, out of assets of the Corporation legally available therefor, preferential cumulative dividends at a compound rate of thirteen percent (13%) per annum multiplied by the par value of the Series A Preferred Stock. Such dividends shall accumulate on a compound basis on each share from the Series A Original Issue Date, and shall accumulate day to day whether or not earned or declared, to and including the date on which such share is redeemed and (if redeemed) the full Series A Redemption Price therefor is paid pursuant to Subsection (3)(e)(i)(A) of this Article. Dividends shall be cumulative so that, to the extent dividends are not declared, the holders of Series A Preferred Stock shall continue to have the right to receive the undeclared balance of the dividends, when declared by the Board.

                  (ii) If, at any time, the Corporation shall pay a dividend on the Series A Preferred Stock which is less than the full amount of the cumulative dividend payable with respect to such class, then such dividend shall be distributed such that an equal amount thereof will be paid with respect to each outstanding share of Series A Preferred Stock.

                  (iii) At any time that all cumulative dividends on the Class A Preferred Stock and Series A Preferred stock have been paid in full, then dividends may be declared and paid on or set apart for the outstanding Common Stock out of any assets at the time legally available therefor.

         (c) LIQUIDATION, DISSOLUTION OR WINDING-UP.

                  (i) In the event of any liquidation, dissolution or winding-up of the business of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount in cash equal to the Series A Liquidation Value. The Series A Liquidation Value to be paid to holders of Series A Preferred Stock shall be paid only after the payment or


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         setting apart for payment of any amount for, or the distribution of any assets of the Corporation to holders of outstanding Class A Preferred Stock. All of said preferential amounts to be paid to the holders of Class A Preferred Stock and Series A Preferred Stock shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of Common Stock in connection with such liquidation, dissolution or winding-up.

                  (ii) If the assets of the Corporation to be distributed to holders of Series A Preferred Stock are insufficient to pay the Series A Liquidation Value in full, then all assets to be distributed to such holders shall be distributed among them ratably, according to the number of shares of Series A Preferred Stock held by each such holder.

                  (iii) After the payment in cash to the holders of the Class A Preferred Stock and the Series A Preferred Stock of the full Class A Liquidation Value and the full Series A Liquidation Value, respectively, the holders of Common Stock shall be entitled to receive, ratably, according to the number of shares held by each such holder, all remaining assets of the Corporation.

                  (iv) A liquidation, dissolution or winding-up of the business of the Corporation, as such terms are used in this Subsection (3)(c), shall not be deemed to include any consolidation or merger of the Corporation with or into any other corporation or corporations.

         (d) VOTING. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall not be entitled to vote on any matters.

         (e) REDEMPTION.

                  (i) The Corporation may, at the option of the Board, redeem the Series A Preferred Stock in whole or in part, as follows:

                           (A) The redemption price for each share of Series A
                  Preferred Stock shall be an amount in cash equal to the Series A Liquidation Value (such amount being hereinafter referred to as the "Series A Redemption Price").

                           (B) In the event of such a redemption of only a part
                  of the then outstanding Series A


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                  Preferred Stock, the Corporation shall effect such redemption, in multiples of 1,000 shares, ratably, according to the number of shares of Series A Preferred Stock held by each holder of the Series A Preferred Stock.

                           (C) At least 30 days and not more than 60 days prior
                  to the date fixed for any redemption of the Series A Preferred Stock (the "Series A Redemption Date"), written notice (the "Series A Redemption Notice") shall be mailed, postage prepaid, registered or certified mail, return receipt requested, to each holder of record of the Series A Preferred Stock being redeemed at his post office address last shown on the records of the Corporation. The Series A Redemption Notice shall state:

                                  (v) The Series A Redemption Date;

                                  (w) Whether all or less than all of the
                           outstanding shares of Series A Preferred Stock are to be redeemed;

                                  (x) the number of shares of Series A Preferred
                           Stock held by the holder that the Corporation intends to redeem;

                                  (y) the Series A Redemption Price; and

                                  (z) that the holder is to surrender to the
                           Corporation by delivery to the Corporation his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                           (D) On the Series A Redemption Date and upon
                  surrender by the holder or holders thereof of the certificate or certificates for shares of Series A Preferred Stock to be redeemed, the Corporation shall deliver to each such holder of Series A Preferred Stock whose shares are to be redeemed a certified or bank cashier's check in an amount equal to the Series A Redemption Price multiplied by the number of shares of Series A Preferred Stock to be redeemed from the holder and so surrendered; and on or after each Series A Redemption Date, each holder of Series A Preferred Stock whose stock has been redeemed, shall surrender such holder's certificate(s) for the shares of Series A Preferred Stock so redeemed (endorsed for transfer, or accompanied by a


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                  separate stock transfer power endorsed for transfer, to the
                  Corporation) to the Corporation. In the event less than all shares represented by said certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (E) If the Series A Redemption Notice shall have been
                  duly given, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accumulate after the Series A Redemption Date and all rights with respect to such shares shall forthwith after the Series A Redemption Date terminate, with the sole exception of the right of the holders to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates therefor.

                  (ii) The Corporation's right to redeem Series A Preferred Stock pursuant to this Subsection (3)(c) is subject to the Corporation having available funds which, under Delaware law, may legally be used for such purpose.

         (f) SHARES ACQUIRED BY CORPORATION. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         (g) OTHER RIGHTS AND POWERS. The shares of the Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

    (4) The Class A Preferred Stock shall have the following rights, powers, preferences and characteristics:

         (a) DESIGNATION. This class is designated as the Class A Preferred Stock of the Corporation. Each share of Class A Preferred Stock shall be identical in all respects with the other shares of Class A Preferred Stock. All shares of the Class A Preferred Stock shall be prior to the Series A Preferred Stock in respect of the right to receive dividends and payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

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         (b) DIVIDENDS.

                  (i) The holders of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board, out of assets of the Corporation legally available therefor, preferential cumulative dividends at a compound rate per annum equal to two (2) percentage points plus the "prime rate" in effect from time to time at the Harris Trust and Savings Bank in Chicago, Illinois, multiplied by the par value of the Class A Preferred Stock. Such dividends shall accumulate on a compound basis on each share from the Class A Original Issue Date and shall accumulate day to day whether or not earned or declared, to and including the date on which such share is redeemed and (if redeemed) the full Class A Redemption Price therefor is paid pursuant to Subsection (4) (e) (i) (A) of this Article. Dividends shall be cumulative so that, to the extent dividends are not declared, the holders of Class A Preferred Stock shall continue to have the right to receive the undeclared balance of the dividends, when declared by the Board.

                  (ii) If, at any time, the Corporation shall pay a dividend on the Class A Preferred Stock which is less than the full amount of the cumulative dividend payable with respect to that class, then such dividend shall be distributed such that an equal amount thereof will be paid with respect to each outstanding share of Class A Preferred Stock.

                  (iii) At any time that all cumulative dividends on the Class A Preferred Stock have been paid in full, then dividends may be declared and paid on or set apart for the Series A Preferred Stock and, subject to Subsection 3(b)(iii), the Common Stock out of any assets at the time legally available therefor.

         (c) LIQUIDATION, DISSOLUTION OR WINDING-UP.

                  (i) In the event of any liquidation, dissolution or winding-up of business of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount in cash equal to the Class A Liquidation Value. All of said preferential amounts to be paid to the holders of the Class A Preferred Stock shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the outstanding Series A Preferred

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         Stock and Common Stock in connection with such liquidation, dissolution or winding-up.

                  (ii) If the assets of the Corporation to be distributed to holders of Class A Preferred Stock are insufficient to pay the Class A Liquidation Value in full, then all assets to be distributed to such holders shall be distributed among them ratably, according to the number of shares of Class A Preferred Stock held by each such holder.

                  (iii) After the payment in cash to the holders of Class A Preferred Stock of the full Class A Liquidation Value, the holders of Series A Preferred Stock shall be entitled to receive, ratably, according to the number of shares held by each such holder, the full Series A Liquidation Value of their shares. After the payment in cash to the holders of Class A Preferred Stock and Series A Preferred Stock of the Class A Liquidation Value and the Series A Liquidation Value, respectively, the holders of Common Stock shall be entitled to receive, ratably, according to the number of shares held by each such holder, all remaining assets of the Corporation.

                  (iv) A liquidation, dissolution or winding-up of the business of the Corporation, as such terms are used in this Subsection (4)(c), shall not be deemed to include any consolidation or merger of the Corporation with or into any other corporation or corporations.

         (d) VOTING. Each share of Class A Preferred Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation, on all propositions before such meeting.

         (e)      REDEMPTION.

                  (i) The Corporation may, at the option of the Board, redeem the Class A Preferred Stock in whole or in part, as follows:

                           (A) The redemption price for each share of Class A
                  Preferred Stock shall be an amount in cash equal to the Class A Liquidation Value (such amount being hereinafter referred to as the "Class A Redemption Price").

                           (B) In the event of such a redemption of only a part
                  of the then outstanding Class A Preferred Stock, the Corporation shall effect such redemption, in multiples of one
                  (1) share,


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                  ratably, according to the number of shares of Class A
                  Preferred Stock held by each holder of the Class A Preferred Stock.

                           (C) At least 30 days and not more than 60 days prior
                  to the date fixed for any redemption of the Class A Preferred Stock (the "Class A Redemption Date"), written notice (the "Class A Redemption Notice") shall be mailed, postage prepaid, registered or certified mail, return receipt requested, to each holder of record of the Class A Preferred Stock being redeemed at his or its post office address last shown on the records of the Corporation. The Class A Redemption Notice shall state:

                                  (v) The Class A Redemption Date;

                                  (w) Whether all or less than all of the
                           outstanding shares of Class A Preferred Stock are to be redeemed;

                                  (x) the number of shares of Class A Preferred
                           Stock held by the holder that the Corporation intends to redeem;

                                  (y) the Class A Redemption Price; and

                                  (z) that the holder is to surrender to the
                           Corporation by delivery to the Corporation his certificate or certificates representing the shares of Class A Preferred Stock to be redeemed.

                           (D) On the Class A Redemption Date and upon surrender
                  by the holder or holders thereof of the certificate or certificates for shares of Class A Preferred Stock to be redeemed, the Corporation shall deliver to each such holder of Class A Preferred Stock whose shares are to be redeemed a certified or bank cashier's check in an amount equal to the Class A Redemption Price multiplied by the number of shares of Class A Preferred Stock to be redeemed from the holder and so surrendered; and on or after each Class A Redemption Date, each holder of Class A Preferred Stock whose stock has been redeemed, shall surrender such holder's certificate(s) for the shares of Class A Preferred Stock so redeemed (endorsed for transfer, or accompanied by a separate stock transfer power endorsed for transfer, to the Corporation) to the Corporation. In the event less than all shares


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                  represented by said certificate are redeemed, a new
                  certificate shall be issued representing the unredeemed shares.

                           (E) If the Class A Redemption Notice shall have been
                  duly given, then notwithstanding that the certificates evidencing any of the shares of Class A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accumulate after the Class A Redemption Date and all rights with respect to such shares shall forthwith after the Class A Redemption Date terminate, with the sole exception of the right of the holders to receive the Class A Redemption Price without interest upon surrender of their certificate or certificates therefor.

                  (ii) The Corporation's right to redeem Class A Preferred Stock pursuant to this Subsection (4)(e) is subject to the Corporation having available funds which, under Delaware law, may legally be used for such purpose.

         (f) SHARES ACQUIRED BY CORPORATION. No share or shares of Class A Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         (g) OTHER RIGHTS AND POWERS. The shares of the Class A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

         FIFTH: The Board of Directors of the Corporation shall have the powers and authorities to do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time in effect; provided that no by-laws shall invalidate any prior act of the directors which would have been valid if such by-law had not been made. The number of directors of the Corporation shall be five.

         SIXTH: The election of directors need not be by written ballot.

         SEVENTH: (1) The Corporation shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor


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by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, in each case to the fullest extent permissible under Section 145 of the Delaware General Corporation Law, as amended from time to time, or the indemnification provisions of any successor statute.

     (2) The foregoing provisions of this Article SEVENTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article SEVENTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article SEVENTH. The Board of Directors in its discretion shall have power on behalf of the Corporation to enter into agreements with respect to the indemnification of any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee, agent or otherwise acting on behalf of the Corporation or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional


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misconduct or a knowing violation of law, (iii) under Section 174 of the
Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Amended and Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the provisions of this Article EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such appeal or modification. In the event that any of the provisions of this Article EIGHTH (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law."

     2. That in lieu of a meeting and vote of stockholders, the majority stockholder of the Corporation has given its written consent to said Amended and Restated Certificate of Incorporation and all other stockholders of the Corporation have been notified of such amendment and restatement, all in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     3. That the aforesaid Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and 228 and 245 of the Delaware General Corporation Law.

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     IN WITNESS WHEREOF, KCL Holdings, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by Karen E. Nyman, its Vice President and by Mary Beth Vieha, its Assistant Secretary, this 23rd day of May, 1991.

                                        KCL HOLDINGS, INC.


                                        By: /s/  Karen E. Nyman
                                           -------------------------------------
                                           Karen E. Nyman, Vice President

ATTEST:


/s/  Mary Beth Vieha
---------------------------------------
Mary Beth Vieha, Assistant
Secretary